EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No. 333-102696) on Form S-8 of OFG Bancorp our report dated June 27, 2025, with respect to the financial statements of The Oriental Bank CODA Profit Sharing Plan.

/s/ KEVANE GRANT THORNTON LLP

San Juan, Puerto Rico
June 27, 2025
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